EX-32 4 dex32.htm SECTION 906 CEO AND CFO CERTIFICATION
Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT
TO SECTION 906 OF THE SARBAENES-OXLEY ACT OF 2002

In connection with the Annual Report of American Fiber Green Products, Inc. (the ‘Company’) on Form 10-KSB for the year ended December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the ‘Report’), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to such officer’s knowledge: Section 13(a)
(1)	The Report fully complies with the requirements of Section 13 (a) of Section 15 (d) of the Securities and Exchange Act of 1934: and
(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Daniel L. Hefner	President & Director (Principal Executive Officer)	March 31, 2008
Daniel L. Hefner

/s/ Michael A. Freid	Chief Financial Officer and Principal Accounting Officer	March 31, 2008
Michael A. Freid